February 2024

Amendment No. 1 dated February 15, 2024 relating to

Preliminary Pricing Supplement No. 1,009

Registration Statement Nos. 333-275587; 333-275587-01

Dated February 9, 2024

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Trigger Jump Securities Based on the Value of the Worst Performing of the S&P 500® Equal Weight Index and the SPDR® S&P MidCap 400® ETF Trust due March 1, 2029

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The Trigger Jump Securities, which we refer to as the securities, are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities will pay no interest, do not guarantee any return of principal at maturity and have the terms described in the accompanying product supplement for Jump Securities, index supplement and prospectus, as supplemented and modified by this document. If the final level of each underlying is greater than or equal to its respective initial level, you will receive for each security that you hold at maturity a minimum of at least $460 per security (to be determined on the pricing date) in addition to the stated principal amount. If the worst performing underlying appreciates by more than at least 46% (to be determined on the pricing date) over the term of the securities, you will receive for each security that you hold at maturity the stated principal amount plus an amount based on the percentage increase of such worst performing underlying. If the final level of either underlying is less than its respective initial level but the final level of each underlying is greater than or equal to 80% of its respective initial level, which we refer to as the respective downside threshold value, investors will receive the stated principal amount of their investment. However, if the final level of either underlying is less than its respective downside threshold value, the payment at maturity will be significantly less than the stated principal amount of the securities by an amount that is proportionate to the percentage decrease in the final level of the worst performing underlying from its initial level. Under these circumstances, the payment at maturity will be less than $800 per security and could be zero. Accordingly, you could lose your entire initial investment in the securities. Because the payment at maturity on the securities is based on the worst performing of the underlyings, a decline in either final level below 80% of its respective initial level will result in a significant loss on your investment, even if the other underlying has appreciated or has not declined as much. These long-dated securities are for investors who seek an equity-based return and who are willing to risk their principal, risk exposure to the worst performing of two underlyings and forgo current income in exchange for the upside payment feature that applies only if the final level of each underlying is greater than or equal to its respective initial level. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes Program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, either underlying reference asset or assets.

SUMMARY TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Issue price:	$1,000 per security
Stated principal amount:	$1,000 per security
Pricing date:	February 26, 2024
Original issue date:	February 29, 2024 (3 business days after the pricing date)
Maturity date:	March 1, 2029
Aggregate principal amount:	$
Interest:	None
Underlyings:	S&P 500® Equal Weight Index (the “SPW Index”) and SPDR® S&P MidCap 400® ETF (the “MDY Shares”)
Payment at maturity:

●If the final level of each underlying is greater than or equal to its respective initial level:

$1,000 + the greater of (i) $1,000 × the underlying percent change of the worst performing underlying and (ii) the upside payment

●If the final level of either underlying is less than its respective initial level but the final level of each underlying is greater than or equal to its respective downside threshold value:

$1,000

●If the final level of either underlying is less than its respective downside threshold value, meaning the value of either underlying has declined by more than 20% from its respective initial level to its respective final level:

$1,000 × underlying performance factor of the worst performing underlying

Under these circumstances, the payment at maturity will be significantly less than the stated principal amount of $1,000, and will represent a loss of more than 20%, and possibly all, of your investment.

Upside payment:	At least $460 per security (46% of the stated principal amount). The actual upside payment will be set on the pricing date.
Underlying percent change:	With respect to each underlying, (final level − initial level) / initial level
Underlying performance factor:	With respect to each underlying, final level / initial level
Worst performing underlying:	The underlying that has declined the most, meaning that it has the lesser performance factor
Initial level:	With respect to the SPW Index, , which is the closing level of such underlying on the pricing date With respect to the MDY Shares, $ , which is the closing level of such underlying on the pricing date
Downside threshold value:	With respect to the SPW Index, , which is 80% of the initial level for such underlying With respect to the MDY Shares, $ , which is 80% of the initial level for such underlying
Final level:	With respect to each underlying, the closing level of such underlying on the valuation date
Closing level:

With respect to the SPW Index, on any index business day, the index closing value on such day

With respect to the MDY Shares, on any trading day, the closing price of one MDY Share on such day times the adjustment factor on such day

Valuation date:	February 26, 2029, subject to postponement for non-index business days and non-trading days, as applicable, and certain market disruption events
Adjustment factor:	With respect to the MDY Shares, 1.0, subject to adjustment in the event of certain events affecting the MDY Shares
CUSIP / ISIN:	61771WD70 / US61771WD703
Listing:	The securities will not be listed on any securities exchange.
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	Approximately $923.10 per security, or within $55.00 of that estimate. See “Investment Summary” on page 2.
Commissions and issue price:	Price to public	Agent’s commissions (1)	Proceeds to us(2)
Per security	$1,000	$	$
Total	$	$	$

(1)Selected dealers and their financial advisors will collectively receive from the agent, Morgan Stanley & Co. LLC, a fixed sales commission of $ for each security they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

(2)See “Use of proceeds and hedging” on page 21.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 8.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

References to “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Jump Securities dated November 16, 2023  Index Supplement dated November 16, 2023 Prospectus dated November 16, 2023

Morgan Stanley Finance LLC

Trigger Jump Securities Based on the Value of the Worst Performing of the S&P 500® Equal Weight Index and the SPDR® S&P MidCap 400® ETF Trust due March 1, 2029

Principal at Risk Securities

Investment Summary

Principal at Risk Securities

The Trigger Jump Securities Based on the Value of the Worst Performing of the S&P 500® Equal Weight Index and the SPDR® S&P MidCap 400® ETF Trust due March 1, 2029 (the “securities”) can be used:

￭As an alternative to direct exposure to the underlyings that provides a minimum positive return of at least 46% (to be determined on the pricing date) if the final level of each underlying is greater than or equal to its respective initial level and offers uncapped 1-to-1 participation in the worst performing underlying if the appreciation of such underlying is greater than at least 46%;

￭To potentially outperform the worst performing of the S&P 500® Equal Weight Index and the SPDR® S&P MidCap 400® ETF Trust in a moderately bullish scenario;

￭To obtain limited protection against the loss of principal in the event of a decline of the underlyings as of the valuation date, but only if the final level of each underlying is greater than or equal to its respective downside threshold value.

If the final level of either underlying is less than its downside threshold value, the securities are exposed on a 1-to-1 basis to the percentage decline of the final level of the worst performing underlying from its respective initial level.  Accordingly, investors may lose their entire initial investment in the securities.

Maturity:	Approximately 5 years
Upside payment:	At least $460 per security (46% of the stated principal amount). The actual upside payment will be set on the pricing date.
Downside threshold value:	For each underlying, 80% of the respective initial level
Minimum payment at maturity:	None. Investors may lose their entire initial investment in the securities.
Interest:	None

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than $1,000. We estimate that the value of each security on the pricing date will be approximately $923.10, or within $55.00 of that estimate. Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlyings. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the upside payment and the downside threshold values, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

February 2024 Page 2

Morgan Stanley Finance LLC

Trigger Jump Securities Based on the Value of the Worst Performing of the S&P 500® Equal Weight Index and the SPDR® S&P MidCap 400® ETF Trust due March 1, 2029

Principal at Risk Securities

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

February 2024 Page 3

Morgan Stanley Finance LLC

Trigger Jump Securities Based on the Value of the Worst Performing of the S&P 500® Equal Weight Index and the SPDR® S&P MidCap 400® ETF Trust due March 1, 2029

Principal at Risk Securities

Key Investment Rationale

The securities do not pay interest but provide a minimum positive return of at least 46% (to be determined on the pricing date) if the final level of each of the S&P 500® Equal Weight Index and the SPDR® S&P MidCap 400® ETF Trust is greater than or equal to its respective initial level and offer an uncapped 1-to-1 participation in the worst performing underlying if the appreciation of such underlying is greater than at least 46%. If the final level of either underlying is less than its respective initial level but the final level of each underlying is greater than or equal to its respective downside threshold value, investors will receive the stated principal amount of their investment. However, if, as of the valuation date, the value of either underlying is less than its respective downside threshold value, the payment due at maturity will be less than $800 per security and could be zero.

Upside Scenario

If the final level of each underlying is greater than or equal to its respective initial level, the payment at maturity for each security will be equal to $1,000 plus the greater of (i) $1,000 times the underlying percent change of the worst performing underlying and (ii) the upside payment of at least $460. The actual upside payment will be determined on the pricing date.

Par Scenario

The final level of either underlying is less than its respective initial level but the final level of each underlying is greater than or equal to its respective downside threshold value.  In this case, the payment at maturity will be equal to the stated principal amount of $1,000 per security.

Downside Scenario

If the final level of either underlying is less than its respective downside threshold value, you will lose 1% for every 1% decline in the value of the worst performing underlying from its initial level, without any buffer (e.g., a 60% depreciation in the worst performing underlying from the respective initial level to the respective final level will result in a payment at maturity of $400 per security).

Because the payment at maturity of the securities is based on the worst performing of the underlyings, a decline in either underlying below its respective downside threshold value will result in a loss of a significant portion or all of your investment, even if the other underlying has appreciated or has not declined as much.

February 2024 Page 4

Morgan Stanley Finance LLC

Trigger Jump Securities Based on the Value of the Worst Performing of the S&P 500® Equal Weight Index and the SPDR® S&P MidCap 400® ETF Trust due March 1, 2029

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to calculate the payment at maturity on the securities. The following examples are for illustrative purposes only. The payment at maturity on the securities is subject to our credit risk. The below examples are based on the following terms. The actual initial levels and downside threshold values will be determined on the pricing date.

Stated Principal Amount:	$1,000 per security
Hypothetical Initial Level:	With respect to the SPW Index: 6,000 With respect to the MDY Shares: $500.00
Hypothetical Downside Threshold Value:	With respect to the SPW Index: 4,800, which is 80% of its hypothetical initial level With respect to the MDY Shares: $400.00, which is 80% of its hypothetical initial level
Hypothetical Upside Payment:	$460 per security (46% of the stated principal amount). The actual upside payment will be determined on the pricing date.
Interest:	None

EXAMPLE 1: Both underlyings appreciate substantially, and investors therefore receive the stated principal amount plus a return reflecting the underlying percent change of the worst performing underlying.

Final level		SPW Index: 10,800 MDY Shares: $950.00
Underlying percent change		SPW Index: (10,800 – 6,000) / 6,000= 80% MDY Shares: ($950.00 – $500.00) / $500.00= 90%
Underlying performance factor		SPW Index: 10,800 / 6,000 = 180% MDY Shares: $950.00 / $500.00 = 190%
Payment at maturity	=	$1,000 + ($1,000 × the underlying percent change of the worst performing underlying)
	=	$1,000 + $800
	=	$1,800

In example 1, the final level for the SPW Index has increased from its initial level by 80%, and the final level for the MDY Shares has increased from its initial level by 90%. Because the final level of each underlying is at or above its respective initial level, and the underlying percent change of the worst performing underlying is greater than the minimum positive return of 46%, investors receive at maturity the stated principal amount plus 1-to-1 participation in the performance of the worst performing underlying.  Investors receive $1,800 per security at maturity.

EXAMPLE 2: The final levels of both underlyings are at or above their respective initial levels but the worst performing underlying has not appreciated by more than 46%, and investors therefore receive the stated principal amount plus the upside payment.

Final level		SPW Index: 10,200 MDY Shares: $650.00
Underlying percent change		SPW Index: (10,200 – 6,000) / 6,000 = 70% MDY Shares: ($650.00 – $500.00) / $500.00 = 30%
Underlying performance factor		SPW Index: 10,200 / 6,000 = 170% MDY Shares: $650.00 / $500.00 = 130%
Payment at maturity	=	$1,000 + upside payment
	=	$1,000 + $460
	=	$1,460

February 2024 Page 5

Morgan Stanley Finance LLC

Trigger Jump Securities Based on the Value of the Worst Performing of the S&P 500® Equal Weight Index and the SPDR® S&P MidCap 400® ETF Trust due March 1, 2029

Principal at Risk Securities

In example 2, the final level for the SPW Index has increased from its initial level by 70%, and the final level for the MDY Shares has increased from its initial level by 30%. Because the final level of each underlying is at or above its respective initial level, investors receive at maturity the stated principal amount plus the upside payment of $460. Investors receive $1,460 per security at maturity.

EXAMPLE 3: The final level of one underlying is greater than its respective initial level while the final level of the other underlying is less than its respective initial level but greater than its respective downside threshold value.

Final level		SPW Index: 8,400 MDY Shares: $425.00
Underlying percent change		SPW Index: (8,400 – 6,000) / 6,000 = 40% MDY Shares: ($425.00 – $500.00) / $500.00 = -15%
Underlying performance factor		SPW Index: 8,400 / 6,000 = 140% MDY Shares: $425.00 / $500.00 = 85%
Payment at maturity	=	$1,000

In example 3, the final level of the SPW Index is greater than its respective initial level, while the final level of the MDY Shares is less than its respective initial level but greater than its respective downside threshold value. While the SPW Index has appreciated by 40%, the MDY Shares have declined by 15%. Therefore, investors receive at maturity the stated principal amount of $1,000 per security.

EXAMPLE 4: The final level of one of the underlyings is less than its respective downside threshold value. Investors are therefore exposed to the full decline in the worst performing underlying from its initial level.

Final level		SPW Index: 7,200 MDY Shares: $200.00
Underlying percent change		SPW Index: (7,200 – 6,000) / 6,000 = 20% MDY Shares: ($200.00 – $500.00) / $500.00= -60%
Underlying performance factor		SPW Index: 7,200 / 6,000 = 120% MDY Shares: $200.00 / $500.00 = 40%
Payment at maturity	=	$1,000 × underlying performance factor of the worst performing underlying
	=	$1,000 × 40%
	=	$400

In example 4, the final level for the SPW Index has increased from its initial level by 20%, and the final level for the MDY Shares has decreased from its initial level by 60%. Because one of the underlyings has declined below its respective downside threshold value, investors are exposed to the full negative performance of the MDY Shares, which represents the worst performing underlying in this example. Under these circumstances, investors lose 1% of the stated principal amount for every 1% decline in the value of the worst performing underlying from its initial level. In this example, investors receive a payment at maturity equal to $400 per security, resulting in a loss of 60%.

EXAMPLE 5: The final level of each underlying is less than its respective initial level but is greater than its respective downside threshold value.

Final level	SPW Index: 5,100
MDY Shares: $450.00
Underlying percent change	SPW Index: (5,100 – 6,000) / 6,000 = -15% MDY Shares: ($450.00 – $500.00) / $500.00 = -10%
Underlying performance factor	SPW Index: 5,100 / 6,000 = 85% MDY Shares: $450.00 / $500.00 = 90%

February 2024 Page 6

Morgan Stanley Finance LLC

Trigger Jump Securities Based on the Value of the Worst Performing of the S&P 500® Equal Weight Index and the SPDR® S&P MidCap 400® ETF Trust due March 1, 2029

Principal at Risk Securities

Payment at maturity	=	$1,000

In example 5, the final level of each underlying is less than its respective initial level but is greater than its respective downside threshold value. The SPW Index has declined by 15% while the MDY Shares has declined by 10%. Therefore, investors receive at maturity the stated principal amount of $1,000 per security.

EXAMPLE 6: The final levels of both underlyings are less than their respective downside threshold values. Investors are therefore exposed to the full decline in the worst performing underlying from its initial level.

Final level		SPW Index: 1,200
MDY Shares: $200.00
Underlying percent change		SPW Index: (1,200 – 6,000) / 6,000 = -80% MDY Shares: ($200.00 – $500.00) / $500.00 = -60%
Underlying performance factor		SPW Index: 1,200 / 6,000 = 20% MDY Shares: $200.00 / $500.00 = 40%
Payment at maturity	=	$1,000 × underlying performance factor of the worst performing underlying
	=	$1,000 × 20%
	=	$200

In example 6, the final level for the SPW Index has decreased from its initial level by 80%, and the final level for the MDY Shares has decreased from its initial level by 60%. Because one or more underlyings have declined below their respective downside threshold values, investors are exposed to the full negative performance of the SPW Index, which is the worst performing underlying in this example. Under these circumstances, investors lose 1% of the stated principal amount for every 1% decline in the value of the worst performing underlying from its initial level. In this example, investors receive a payment at maturity equal to $200 per security, resulting in a loss of 80%.

If the final level of either of the underlyings is less than its respective downside threshold value, you will receive an amount in cash that is significantly less than the $1,000 stated principal amount of each security by an amount proportionate to the full decline in the level of the worst performing underlying from its initial level over the term of the securities, and you will lose a significant portion or all of your investment.

February 2024 Page 7

Morgan Stanley Finance LLC

Trigger Jump Securities Based on the Value of the Worst Performing of the S&P 500® Equal Weight Index and the SPDR® S&P MidCap 400® ETF Trust due March 1, 2029

Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement, index supplement and prospectus. You should also consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not pay interest or guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that the securities do not pay interest or guarantee the payment of any principal at maturity. At maturity, you will receive for each $1,000 stated principal amount of securities that you hold an amount in cash based upon the final level of each underlying. If the final level of either underlying is less than 80% of its respective initial level, the payment at maturity will be an amount in cash that is significantly less than the $1,000 stated principal amount of each security by an amount proportionate to the full decline in the final level of the worst performing underlying from its initial level over the term of the securities, and you will lose a significant portion or all of your investment. There is no minimum payment at maturity on the securities, and, accordingly, you could lose your entire investment.

￭The amount payable on the securities is not linked to the values of the underlyings at any time other than the valuation date. The final levels will be the closing levels on the valuation date, subject to postponement for non-index business days and non-trading days, as applicable, and certain market disruption events. Even if the value of the worst performing underlying appreciates prior to the valuation date but then drops by the valuation date, the payment at maturity may be significantly less than it would have been had the payment at maturity been linked to the value of the worst performing underlying prior to such drop. Although the actual value of the worst performing underlying on the stated maturity date or at other times during the term of the securities may be higher than its respective final level, the payment at maturity will be based solely on the closing level of the worst performing underlying on the valuation date.

￭The securities will not be listed on any securities exchange and secondary trading may be limited. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. Morgan Stanley & Co. LLC, which we refer to as MS & Co., may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The market price of the securities may be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market, including:

othe values of the underlyings at any time (including in relation to their initial levels),

othe volatility (frequency and magnitude of changes in value) of the underlyings and of the stocks composing the SPW Index and the S&P MidCap 400® Index (the “share underlying index”),

odividend rates on the securities underlying the SPW Index and the share underlying index,

ointerest and yield rates in the market,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the component stocks of the underlyings or securities markets generally and which may affect the value of the underlyings,

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Morgan Stanley Finance LLC

Trigger Jump Securities Based on the Value of the Worst Performing of the S&P 500® Equal Weight Index and the SPDR® S&P MidCap 400® ETF Trust due March 1, 2029

Principal at Risk Securities

othe time remaining until the maturity of the securities,

othe composition of the underlyings and changes in the constituent stocks of the SPW Index and the share underlying index,

othe occurrence of certain events affecting the MDY Shares that may or may not require an adjustment to the adjustment factor, and oany actual or anticipated changes in our credit ratings or credit spreads.

Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. Some or all of these factors will influence the price you will receive if you sell your securities prior to maturity. In particular, you may have to sell your securities at a substantial discount from the stated principal amount if at the time of sale the value of either underlying is near, at or below its respective downside threshold value.

You cannot predict the future performance of the underlyings based on their historical performance. If the final level of either underlying is less than 80% of its respective initial level, you will be exposed on a 1-to-1 basis to the full decline in the final level of the worst performing underlying from its respective initial level. There can be no assurance that the final level of each underlying will be greater than or equal to its respective initial level so that you will receive at maturity an amount that is greater than the $1,000 stated principal amount for each security you hold, or that you will not lose a significant portion or all of your investment.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities at maturity and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., are willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

February 2024 Page 9

Morgan Stanley Finance LLC

Trigger Jump Securities Based on the Value of the Worst Performing of the S&P 500® Equal Weight Index and the SPDR® S&P MidCap 400® ETF Trust due March 1, 2029

Principal at Risk Securities

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price of the securities may be influenced by many unpredictable factors” above.

￭Investing in the securities is not equivalent to investing in the underlyings or the stocks composing the SPW Index or the share underlying index. Investing in the securities is not equivalent to investing in either underlying or the component stocks of the SPW Index or the share underlying index. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to stocks that constitute the SPW Index or the share underlying index.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial levels, the downside threshold values, the final levels and the performance factors, if applicable, the payment that you will receive at maturity, if any, and whether to make any adjustments to the adjustment factor. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the index closing value or the closing price, as applicable, of either underlying in the event of a market disruption event or discontinuance of the SPW Index or the share underlying index. These potentially subjective determinations may adversely affect the payout to you at maturity, if any. For further information regarding these types of determinations, see “Description of Securities—Postponement of Valuation Date(s),” “—Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation,” “—Discontinuance of Any ETF Shares and/or Share Underlying Index; Alteration of Method of Calculation,” “—Alternate Exchange Calculation in case of an Event of Default” and “—Calculation Agent and Calculations” in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlyings and the share underlying index or their component stocks), including trading in the SPW Index, the stocks that constitute the share underlying index, the SPW Index as well as in other instruments related to the underlyings. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. Some of our affiliates also trade the underlyings and other financial instruments related to the underlyings and the share underlying index on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial level of an underlying, and, therefore, could increase the value at or above which such underlying must close on the valuation date so that you do not suffer a significant loss on your initial investment in the securities (depending also on the performance of the other underlying). Additionally, such hedging or trading activities during the term of the securities, including on the valuation date, could adversely affect the value of either underlying on the valuation date, and, accordingly, the amount of cash an investor will receive at maturity, if any (depending also on the performance of the other underlying).

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Principal at Risk Securities

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. Please read the discussion under “Additional Information—Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for Jump Securities (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the securities. As discussed in the Tax Disclosure Sections, there is a substantial risk that the “constructive ownership” rule could apply, in which case all or a portion of any long-term capital gain recognized by a U.S. Holder could be recharacterized as ordinary income and an interest charge could be imposed. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment, the timing and character of income on the securities might differ significantly from the tax treatment described in the Tax Disclosure Sections. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the securities as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. We do not plan to request a ruling from the IRS regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described in the Tax Disclosure Sections.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, as discussed in this document. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the potential application of the constructive ownership rule, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlyings

￭You are exposed to the price risk of each underlying. Your return on the securities is not linked to a basket consisting of each of the underlyings. Rather, it will be based upon the independent performance of each underlying. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying. Poor performance by either underlying over the term of the securities will negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying. If the final level of either underlying declines to below 80% of its respective initial level, you will be fully exposed to the negative performance of the worst performing underlying at maturity, even if the other underlying has appreciated or has not declined as much. Accordingly, your investment is subject to the price risk of each of the underlyings.

￭Because the securities are linked to the performance of the worst performing underlying, you are exposed to greater risk of sustaining a significant loss on your investment than if the securities were linked to just one underlying. The risk that you will suffer a significant loss on your investment is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one underlying. With two underlyings, it is more likely that the final level of either underlying will decline to below its respective downside threshold value than if the securities were linked to only one underlying. Therefore, it is more likely that you will suffer a significant loss on your investment.

￭Adjustments to the SPW Index could adversely affect the value of the securities. The publisher of the SPW Index can add, delete or substitute the stocks underlying the SPW Index, and can make other methodological changes for certain events relating to the underlying stocks, such as stock dividends, stock splits, spin-offs, rights

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Principal at Risk Securities

offerings and extraordinary dividends, that could change the value of the SPW Index. Any of these actions could adversely affect the value of the securities. The publisher of the SPW Index may also discontinue or suspend calculation or publication of the index at any time. In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued index. MS & Co. could have an economic interest that is different than that of investors in the securities insofar as, for example, MS & Co. is permitted to consider indices that are calculated and published by MS & Co. or any of its affiliates. If MS & Co. determines that there is no appropriate successor index, the payout on the securities at maturity will be an amount based on the closing prices on the valuation date of the stocks underlying the index at the time of such discontinuance, without rebalancing or substitution, computed by the calculation agent in accordance with the formula for calculating the SPW Index last in effect prior to the discontinuance of the index.

￭The securities are linked to the SPDR® S&P MidCap 400® ETF Trust and are subject to the risks associated with mid-capitalization companies. The SPDR® S&P MidCap 400® ETF Trust is composed of equity securities issued by companies that are considered mid-capitalization companies. These equity securities often have greater stock price volatility, lower trading volume and less liquidity than the equity securities of large-capitalization companies, and are more vulnerable to adverse business and economic developments than those of large capitalization companies. In addition, mid-capitalization companies are typically less established and less stable financially than large-capitalization companies. These companies may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products. Therefore, the SPDR® S&P MidCap 400® ETF Trust may be more volatile than it would be if it were composed of equity securities issued by large-capitalization companies.

￭Adjustments to the MDY Shares or the share underlying index could adversely affect the value of the securities. The investment adviser to the MDY Shares, SSGA Funds Management, Inc. (the “Investment Adviser”) seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the S&P MidCap 400® Index (the “share underlying index”). Pursuant to its investment strategy or otherwise, the Investment Adviser may add, delete or substitute the stocks composing the MDY Shares. Any of these actions could adversely affect the price of the MDY Shares and, consequently, the value of the securities. S&P® Dow Jones Indices LLC (“S&P”) is responsible for calculating and maintaining the share underlying index. S&P may add, delete or substitute the stocks constituting the share underlying index or make other methodological changes that could change the value of the share underlying index. S&P may discontinue or suspend calculation or publication of the share underlying index at any time. If trading in the underlying shares is permanently discontinued and/or the MDY Shares is liquidated or otherwise terminated, and S&P subsequently discontinues publication of the share underlying index, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued share underlying index and is permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates. Any of these actions could adversely affect the value of the share underlying index, and, consequently, the price of the MDY Shares and the value of the securities.

￭The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the MDY Shares. MS & Co., as calculation agent, will adjust the adjustment factor for certain events affecting the MDY Shares. However, the calculation agent will not make an adjustment for every event that could affect the MDY Shares. If an event occurs that does not require the calculation agent to adjust the adjustment factor, the market price of the securities may be materially and adversely affected.

￭The performance and market price of the MDY Shares, particularly during periods of market volatility, may not correlate with the performance of the share underlying index, the performance of the component securities of the share underlying index or the net asset value per share of the MDY Shares. The MDY Shares do not fully replicate the share underlying index and may hold securities that are different than those included in the share underlying index. In addition, the performance of the MDY Shares will reflect additional transaction costs and fees that are not included in the calculation of the share underlying index. All of these factors may lead to a lack of correlation between the performance of MDY Shares and the share underlying index. In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities underlying the MDY Shares may impact the variance between the performances of MDY Shares and the share underlying index. Finally, because the shares of the MDY Shares are traded on an exchange and are subject to market supply and

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Principal at Risk Securities

investor demand, the market price of one share of the MDY Shares may differ from the net asset value per share of the MDY Shares.

In particular, during periods of market volatility, or unusual trading activity, trading in the securities underlying the MDY Shares may be disrupted or limited, or such securities may be unavailable in the secondary market. Under these circumstances, the liquidity of the MDY Shares may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of the MDY Shares, and their ability to create and redeem shares of the MDY Shares may be disrupted. Under these circumstances, the market price of shares of the MDY Shares may vary substantially from the net asset value per share of the MDY Shares or the level of the share underlying index.

For all of the foregoing reasons, the performance of the MDY Shares may not correlate with the performance of the share underlying index, the performance of the component securities of the share underlying index or the net asset value per share of the MDY Shares. Any of these events could materially and adversely affect the price of the shares of the MDY Shares and, therefore, the value of the securities. Additionally, if market volatility or these events were to occur on the valuation date, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination may affect the payment at maturity of the securities. If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based on the published closing price per share of the MDY Shares on the valuation date, even if the MDY Shares’ shares are underperforming the share underlying index or the component securities of the share underlying index and/or trading below the net asset value per share of the MDY Shares.

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Principal at Risk Securities

S&P 500® Equal Weight Index Overview

The S&P 500® Equal Weight Index is the equal-weight version of the S&P 500® Index. The index includes the same constituents as the capitalization-weighted S&P 500® Index, but each company in the S&P 500® Equal Weight Index is allocated a fixed weight of 0.2% of the index total at each quarterly rebalancing. Therefore, the performance of the S&P 500® Equal Weight Index will differ, perhaps materially, from the performance of the S&P 500® Index, which is weighted unevenly based on market capitalization.

The S&P 500® Index, which is calculated, maintained and published by S&P® Dow Jones Indices LLC (“S&P®”), is intended to provide a benchmark for performance measurement of the large capitalization segment of the U.S. equity markets by tracking the stock price movement of 500 companies with large market capitalizations. Component stocks of the S&P 500® Index are required to have a total company level market capitalization that reflects approximately the 85th percentile of the S&P® Total Market Index. The S&P 500® Index measures the relative performance of the common stocks of 500 companies as of a particular time as compared to the performance of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. For additional information about the S&P 500® Equal Weight Index, see the information set forth under “S&P® U.S. Indices” in the accompanying index supplement.

Information as of market close on February 8, 2024:

Bloomberg Ticker Symbol:	SPW
Current Index Value:	6,434.73
52 Weeks Ago:	6,163.61
52 Week High (on 2/8/2024):	6,434.73
52 Week Low (on 10/27/2023):	5,426.22

The following graph sets forth the daily closing values of the SPW Index for the period from January 1, 2019 through February 8, 2024. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the SPW Index for each quarter in the same period. The closing value of the SPW Index on February 8, 2024 was 6,434.73. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The SPW Index has at times experienced periods of high volatility, and you should not take the historical values of the SPW Index as an indication of its future performance.

SPW Index Daily Closing Values January 1, 2019 to February 8, 2024

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Principal at Risk Securities

S&P 500® Equal Weight Index	High	Low	Period End
2019
First Quarter	4,253.57	3,636.87	4,237.14
Second Quarter	4,385.66	4,073.60	4,372.34
Third Quarter	4,466.75	4,145.38	4,382.50
Fourth Quarter	4,696.84	4,215.06	4,691.02
2020
First Quarter	4,806.72	2,921.93	3,418.87
Second Quarter	4,585.77	3,249.21	4,138.74
Third Quarter	4,620.87	4,078.95	4,396.19
Fourth Quarter	5,182.04	4,334.25	5,182.04
2021
First Quarter	5,782.19	5,101.09	5,752.06
Second Quarter	6,175.34	5,814.31	6,124.90
Third Quarter	6,379.51	5,952.10	6,086.19
Fourth Quarter	6,616.06	6,127.42	6,605.87
2022
First Quarter	6,664.65	6,003.29	6,397.74
Second Quarter	6,450.24	5,288.19	5,453.53
Third Quarter	6,184.25	5,167.33	5,167.33
Fourth Quarter	6,039.80	5,200.86	5,739.53
2023
First Quarter	6,290.76	5,585.79	5,878.10
Second Quarter	6,081.96	5,657.33	6,081.96
Third Quarter	6,292.81	5,730.30	5,754.77
Fourth Quarter	6,427.69	5,426.22	6,402.89
2024
First Quarter (through February 8, 2024)	6,434.73	6,239.42	6,434.73

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500” and “500” are trademarks of Standard and Poor’s Financial Services LLC. For more information, see “S&P® U.S. Indices” in the accompanying index supplement.

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Principal at Risk Securities

SPDR® S&P MidCap 400® ETF Trust Overview

The SPDR® S&P MidCap 400® ETF Trust (the “Trust”) is an exchange-traded fund that seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the S&P MidCap 400® Index. The S&P MidCap 400® Index was developed by S&P® Dow Jones Indices LLC as a performance benchmark for the medium capitalization segment of the U.S. equities markets. PDR Services, LLC acts as the sponsor and State Street Global Advisors (“SSGA”) acts as the marketing agent for the SPDR® S&P Midcap 400® ETF Trust. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by the Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 033-89088 and 811-08972, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the SPDR® S&P MidCap 400® ETF Trust is accurate or complete.

Information as of market close on February 8, 2024:

Bloomberg Ticker Symbol:	MDY UP
Current Share Price:	$509.11
52 Weeks Ago:	$486.06
52 Week High (on 12/27/2023):	$512.60
52 Week Low (on 10/27/2023):	$425.08

The following graph sets forth the daily closing prices of the MDY Shares for the period from January 1, 2019 through February 8, 2024. The related table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the MDY Shares for each quarter in the same period. The closing price of the MDY Shares on February 8, 2024 was $509.11. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The MDY Shares has at times experienced periods of high volatility, and you should not take the historical prices of the MDY Shares as an indication of its future performance.

MDY Shares Daily Closing Values January 1, 2019 to February 8, 2024

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Principal at Risk Securities

SPDR® S&P MidCap 400® ETF Trust (CUSIP 78467Y107)	High ($)	Low ($)	Period End ($)
2019
First Quarter	352.26	296.63	345.40
Second Quarter	361.02	330.13	354.59
Third Quarter	362.01	334.13	352.47
Fourth Quarter	376.09	338.73	375.38
2020
First Quarter	384.02	220.85	262.88
Second Quarter	355.21	243.09	324.49
Third Quarter	358.67	318.46	338.83
Fourth Quarter	421.75	343.51	419.92
2021
First Quarter	489.29	413.34	476.05
Second Quarter	504.81	475.11	491.01
Third Quarter	506.04	468.36	480.88
Fourth Quarter	531.03	485.70	517.68
2022
First Quarter	521.70	459.24	490.45
Second Quarter	493.76	402.57	413.49
Third Quarter	481.07	401.58	401.66
Fourth Quarter	470.48	409.49	442.79
2023
First Quarter	497.12	433.10	458.41
Second Quarter	478.91	439.95	478.91
Third Quarter	498.33	450.89	456.64
Fourth Quarter	512.60	425.08	507.38
2024
First Quarter (through February 8, 2024)	509.24	491.35	509.11

This document relates only to the securities offered hereby and does not relate to the MDY Shares. We have derived all disclosures contained in this document regarding the Trust from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Trust. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the MDY Shares (and therefore the price of the MDY Shares at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the MDY Shares.

We and/or our affiliates may presently or from time to time engage in business with the Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the MDY Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a prospective purchaser of the securities, you should undertake an independent investigation of the Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the MDY Shares.

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Principal at Risk Securities

“Standard & Poor’s®,” “S&P®,” “S&P 400®,” “Standard & Poor’s MidCap 400® Index” and “S&P MidCap Index” are trademarks of Standard & Poor’s Financial Services LLC (“S&P®”), an affiliate of S&P® Global Inc. The securities are not sponsored, endorsed, sold, or promoted by S&P®, S&P® Global Inc. or SSGA. S&P®, S&P® Global Inc. and SSGA make no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. S&P®, S&P® Global Inc. and SSGA have no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

S&P MidCap 400® Index. The S&P MidCap 400® Index, which is calculated, maintained and published by S&P® Dow Jones Indices LLC (“S&P®”), is intended to provide a benchmark for performance measurement of the medium capitalization segment of the U.S. equity markets by tracking the stock price movement of 400 companies with mid-sized market capitalizations. Component stocks of the S&P MidCap 400® Index are required to have a total company level market capitalization that reflects approximately the 85th – 93rd percentile of the S&P® Total Market Index. The S&P MidCap 400® Index measures the relative performance of the 400 constituent stocks as of a particular time as compared to the common stocks of 400 similar companies on the base date of June 28, 1991. The S&P MidCap 400® Index does not overlap holdings with the S&P 500® Index or the S&P SmallCap 600® Index. For additional information about the S&P MidCap 400® Index, see the information set forth under “S&P® U.S. Indices—S&P MidCap 400® Index” in the accompanying index supplement.

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Principal at Risk Securities

Additional Terms of the Securities

Please read this information in conjunction with the terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms described herein shall control.
Index publisher:	With respect to the SPW Index, S&P® Dow Jones Indices LLC, or any successor thereof.
Share underlying index:	S&P MidCap 400® Index
Share underlying index publisher:	S&P® Dow Jones Indices LLC, or any successor thereof
Trustee:	The Bank of New York Mellon
Calculation agent:	Morgan Stanley & Co. LLC (“MS & Co.”)
Issuer notice to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the valuation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile, confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the actual valuation date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered, if any, with respect to the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due, if any, with respect to the securities to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

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Principal at Risk Securities

Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the securities due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, a security should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. However, because our counsel’s opinion is based in part on market conditions as of the date of this document, it is subject to confirmation on the pricing date.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for Jump Securities, the following U.S. federal income tax consequences should result based on current law:

￭A U.S. Holder should not be required to recognize taxable income over the term of the securities prior to settlement, other than pursuant to a sale or exchange.

￭Upon sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the securities. Subject to the discussion below concerning the potential application of the “constructive ownership” rule, such gain or loss should be long-term capital gain or loss if the investor has held the securities for more than one year, and short-term capital gain or loss otherwise.

Because the securities are linked to shares of an exchange-traded fund, although the matter is not clear, there is a substantial risk that an investment in the securities will be treated as a “constructive ownership transaction” under Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”). If this treatment applies, all or a portion of any long-term capital gain of the U.S. Holder in respect of the securities could be recharacterized as ordinary income (in which case an interest charge will be imposed). As a result of certain features of the securities, including the fact that the securities are linked to an index in addition to an exchange-traded fund, it is unclear how to calculate the amount of gain that would be recharacterized if an investment in the securities were treated as a constructive ownership transaction. Due to the lack of governing authority, our counsel is unable to opine as to whether or how Section 1260 of the Code applies to the securities. U.S. investors should read the section entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Possible Application of Section 1260 of the Code” in the accompanying product supplement for Jump Securities for additional information and consult their tax advisers regarding the potential application of the “constructive ownership” rule.

In 2007, the U.S. Treasury Department and the Internal Revenue Service (the “IRS”) released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, as discussed above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

As discussed in the accompanying product supplement for Jump Securities, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2025 that do not have a delta of one with respect to any Underlying Security. Based on the terms of the securities and current market conditions, we expect that the securities will not have a delta of one with respect to any Underlying Security on the pricing date. However, we will provide an updated determination in the final pricing supplement. Assuming that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not

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Principal at Risk Securities

be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

Both U.S. and non-U.S. investors considering an investment in the securities should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for Jump Securities and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the potential application of the constructive ownership rule, the issues presented by the aforementioned notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for Jump Securities, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described on page 2 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we expect to hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the MDY Shares, in stocks of the SPW Index or the share underlying index and in futures and options contracts on the SPW Index, the MDY Shares, the share underlying index or their component stocks listed on major securities markets. Such purchase activity could potentially increase the initial level of either underlying, and, therefore, could increase the value at or above which such underlying must close on the valuation date so that you do not suffer a significant loss on your initial investment in the securities (depending also on the performance of the other underlying). In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the securities, including on the valuation date, by purchasing and selling the stocks constituting the SPW Index or the share underlying index, futures or options contracts on the SPW Index, the MDY Shares, the share underlying index or their component stocks listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. We cannot give any assurance that our hedging activities will not affect the value of either underlying, and, therefore, adversely affect the value of the securities or the payment you will receive at maturity, if any (depending also on the performance of the other underlying). For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

Selected dealers, which may include our affiliates, and their financial advisors will collectively receive from the agent a fixed sales commission of $ for each security they sell.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities. When MS & Co. prices this offering of securities, it will determine the economic terms of the securities, including the upside payment, such that for each security the estimated value on the pricing date will be no lower than the minimum level described in “Investment Summary” on page 2.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for Jump Securities and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for Jump Securities, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, Morgan Stanley, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the product supplement for Jump Securities and the index supplement if you so request by

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Morgan Stanley Finance LLC

Trigger Jump Securities Based on the Value of the Worst Performing of the S&P 500® Equal Weight Index and the SPDR® S&P MidCap 400® ETF Trust due March 1, 2029

Principal at Risk Securities

calling toll-free 800-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Jump Securities dated November 16, 2023

Index Supplement dated November 16, 2023

Prospectus dated November 16, 2023

Terms used but not defined in this document are defined in the product supplement for Jump Securities, in the index supplement or in the prospectus.

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